SECURITIES AND EXCHANGE COMMISSION

Washington, DC. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 22, 2003

FIRST CONSULTING GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23651	95-3539020
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

111 W. Ocean Blvd. 4th Floor, Long Beach, CA (Address of principal executive offices)		90802 (Zip Code)

(562) 624-5200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 7.  Financial Statements and Exhibits

(c)           Attached as Exhibit 99.1 to this report is FCG’s press release furnished under Item 12 of this report.

Item 9.  Regulation FD Disclosure

On April 22, 2003, First Consulting Group issued a press release announcing its financial results for the first quarter of 2003. The full text of this press release is furnished as Exhibit 99.1 to this report.

Item 12.  Results of Operations and Financial Condition

The information required under this Item 12 is being provided under Item 9 of this report as provided in SEC Release No. 34-47583.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Consulting Group, Inc.

Date: April 22, 2003	By:	/s/ Michael A. Zuercher
Michael A. Zuercher
VP, General Counsel and Secretary